Exhibit 21.1

Subsidiaries of the Registrant

Systems Research and Applications Corporation, a wholly owned subsidiary of the registrant and a corporation organized under the laws of the Commonwealth of Virginia

Touchstone Consulting Group, Inc., a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of the Commonwealth of Virginia

Spectrum Solutions Group, Inc., a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of the State of Maryland.

RABA Technologies, LLC, a wholly owned subsidiary of Systems Research and Applications Corporation and a limited liability company organized under the laws of the State of Maryland

Orion Security Solutions, LLC, a wholly owned subsidiary of Systems Research and Applications Corporation and a limited liability company organized under the laws of the State of Delaware

Constella Group, LLC, a wholly owned subsidiary of Systems Research and Applications Corporation and a limited liability company organized under the laws of the State of North Carolina

SRA Global Clinical Development, LLC, a wholly owned subsidiary of Constella Group, LLC and a limited liability company organized under the laws of the State of North Carolina

SRA Global Clinical Development Holdings Limited, a wholly owned subsidiary of SRA Global Clinical Development, LLC and a limited company organized under the laws of the United Kingdom

SRA Global Clinical Development Limited, a wholly owned subsidiary of SRA Global Clinical Development Holdings Limited. and a limited company organized under the laws of the United Kingdom

SRA Global Clinical Development S.A.R.L., a wholly owned subsidiary SRA Global Clinical Development Holdings Limited. and a company organized under the laws of France

SRA Global Clinical Development GbmH, a wholly owned subsidiary of SRA Global Clinical Development Holdings Limited. and a company organized under the laws of Germany

SRA Global Clinical Development d.o.o., a wholly owned subsidiary of SRA Global Clinical Development Holdings Limited. and a company organized under the laws of Croatia

Interface and Control Systems, Inc., a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of the State of Florida

Era Systems Corporation, a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of Delaware

Rannoch CZ s.r.o., a wholly owned subsidiary of Era Systems Corporation and a limited liability entity organized under the laws of the Czech Republic

ERA a.s., a wholly owned subsidiary of Rannoch CZ s.r.o and a company organized under the laws of the Czech Republic

Perrin Quarles Associates, Inc., a wholly owned subsidiary of Systems Research and Applications Corporation and a corporation organized under the laws of the Commonwealth of Virginia